EXHIBIT 10.4
                                                                    ------------

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 27, 1995, between Ron Borta, 14 Oak Lane, Sterling, Virginia 20165 (the "Employee") and Borta, Inc. 100 Carpenter Drive, Suite 206, Sterling, Virginia 20164 ("Employer"), a Delaware corporation engaged in the worldwide multimedia business.

     WHEREAS, the Employee's unique skills, knowledge and experience with respect to Employer, and Employer's business, and Employee's ongoing participation and employment by Employer are a most significant and material inducement in Employer's decision to enter into an employment agreement with Employee.

     WHEREAS, Employer desires to employ Employee as the President of Employer, and the Employee desires to be employed in such capacity;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Employer and the Employee hereby agree as follows.

     1.   Employment Duties and Agreements

     (a) The Employer hereby agrees to employ the Employee (the "Employment") as the President of Employer, with such senior executive and management duties, responsibilities, obligations and powers commensurate with such role, as will be described herein and which are assigned to the President by the Board of Directors of Employer; and

     (b) The Employee hereby accepts the Employment and agrees to serve the Employer during the period described in Section 1(d) hereof. In rendering service to the Employer, the Employee shall be subject to, and agrees to act in accordance with, the instructions and directions of Employer's Board of Directors, and all applicable policies and rules thereof.

     (c) During the Employment, Employee will be responsible for the operations and management of the business of Employer on a day to day basis with primary responsibility to oversee and participate in the creation of games and other multimedia products for Employer. Additionally, should Employer enter into agreements with individuals or with such entities involved in the development of multimedia products, including but not limited to electronic gaming, at the request of Employer or Employer's affiliates Employee will participate in various aspects

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          of  such  businesses  and  with  individuals  in  Employee's  area  of expertise. As part of Employee's duties he will identify and appoint and oversee executives of Employer and other staff necessary to operate and manage Employer; the appointment of executives of Employer shall be to be subject to prior approval by Employer's Board of Directors. Employee will keep the Employer's Board of Directors updated with written reports concerning Employer on an ongoing basis per the policies and practices of Employer. All agreements, whether oral or written obligating Employer or it's affiliates for obligations whether financial or otherwise (a) not contemplated in the approved budget; or (b) in excess of one year in length; or (c) not financial in nature, must be approved by the General Counsel of Employer.

     (d) The initial employment term shall be three (3) years from the execution of this Agreement, ("Initial Employment Term"), renewable on terms subject to good faith negotiations and mutual approval on an annual basis with three (3) months written notice prior to the expiration of the initial term, and thereafter each annual term ("Subsequent Annual Employment Terms").

          However, it is understood that it is the essence of this Employment agreement that Employee will provide his services to oversee and supervise the fulfillment and exploitation of Employer's contracts and business for not less than eighteen (18) months from execution of this Employment Agreement. Should Employee fail to oversee the fulfillment and exploitation of such business of Employer for such period of time to the best of his ability according to reasonable industry standards, and on an exclusive non-compete basis, he will be in breach of the employment agreement and cause irreparable damage to Employer, and be subject to all equitable and other legal remedies available to Employer, including Employer's right to terminate Employee pursuant to the terms of paragraphs 3(b), 3(b)(vii) and 4(a) of this Agreement.

     (e) Employee shall be elected and appointed as a member of Employer's Board of Directors.

     (f) The principal office of the Employee shall be at 100 Carpenter Drive, Suite 206, Sterling, VA 20164 or other office in the vicinity of Employer's present office; provided, that Employee may be required to travel and render services outside such area at such reasonable times as may be necessary to perform his duties hereunder.

     (g) During the Employment, the Employee shall devote on an exclusive basis his professional full time and energy, attention, skills and ability to the performance of the Employment and shall faithfully and diligently endeavor to promote the

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          business and best  interests of the Employer and it's  affiliates  and shall make available to the Employer and it's affiliates when and if requested, all knowledge possessed by him relating to any aspect of
          his  duties  and  responsibilities   hereunder,  and  shall  introduce
          Employer's executives and Board of Directors and executives of Employer's affiliates to all individuals personally known to Employee
          in  the  worldwide   multimedia  industry  that  Employer's  and  it's
          affiliates' executives and Board of Directors wish to meet or do business with. For the purposes of this Employment Agreement the term worldwide multimedia industry shall be defined as "that industry involved in computer graphics, video, film, graphics, and, audio (individually, and in any combination thereof), for use in display on computers, and/or film and video mediums or other distribution mediums now known or hereinafter devised, whether used for entertainment, information or educational purposes." Nothing in this Paragraph 1(g) precludes Employee from making passive investments of up to 5% interest in any entity or business which may be competitive with Employer or it's affiliates, nor any passive investment, of any amount, in any entity or business which is not competitive with Employer or it's affiliates.

          Employee hereby agrees to allow Employer to use his name, bio and likeness in connection with information dissemination concerning their respective companies. Employee agrees not to make public announcements, or publicity about Employer without first consulting with Employer's Board of Directors. Employee agrees to appear and participate with Employer and it's affiliates in the general promotion of Employer and it's affiliates as it may reasonably request.

     2.   Compensation

     (a)  Base Salary

          As compensation for the performance by the Employee of his obligations hereunder during the Employment, and provided that Employee satisfactorily performs his obligations hereunder, the Employer shall pay the Employee a base salary (the "Base Salary") equal to $150,000 per annum. The Employee's Base Salary shall be payable in equal installments no less frequently than twice each month.

     (b)  Additional Compensation


          (i)  Signing Bonus

               As additional compensation Employee will be entitled to a signing bonus of $750,000 payable $250,000 upon execution of this Agreement; $250,000

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               on November 1, 1995 and $250,000 on February 28, 1996.

          (ii) Annual Bonus

               As compensation for the performance by the Employee of his obligations hereunder, the Employer shall pay the Employee within ninety (90) days after the end of each fiscal year during the Employment commencing from the end of the 1996 fiscal year a bonus (the "Annual Bonus") equal to seven and one-half percent (7 1/2%) of Employer's earnings before interest and taxes "EBIT"calculated in accordance with generally accepted accounting principals ("GAAP"), which is defined as revenues adjusted for returns and allowances less operating expenses, in each year with the understanding that the first year terminates October 31, 1996. The actual amount of EBIT for each year will be determined by independent certified public accountants appointed by Employer's Board of Directors to audit its financial statements. No amount of any annual bonus shall be considered earned unless and until it is payable pursuant to the terms of this paragraph 2
               (b) (ii).



     (c)  Other Benefits

          (i) During the Employment, the Employee shall be entitled to participate in such medical, disability, life, accident or other insurance or welfare plans, programs or arrangements as are offered generally to the executives of Employer and it's affiliates.

          (ii) The Employee shall be entitled to 4 weeks paid vacation with respect to each calendar year of the Employment, which vacation shall be subject to such rules and regulations as Employer shall adopt with respect to paid vacation for executives of the Employer.

     (d)  Payments Subject to Withholding

          The compensation provided to the Employee pursuant to this Agreement shall be subject to any required federal, state, local and other governmental withholdings or deductions required under applicable tax laws.

     3.   Termination Events


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     (a)  The Employment  shall  commence on the date hereof,  and will continue unless terminated, by a Termination Event, as defined below.

     (b) For purposes of this Agreement, the following events shall constitute "Termination Events":

          (i) The expiration of the Initial Employment Term or the expiration of any Subsequent Annual Employment Terms when there are no provisions for automatic renewals or extensions.

          (ii) the Employee's death;

          (iii)the Employee's failure to substantially perform the duties required of him hereunder for a period of 3 consecutive months or for shorter periods aggregating 3 months during any 6-month period on account of a physical or mental disability or incapacity, as verified by a written statement from a physician mutually agreeable to Employer and Employee;

          (iv) the termination of the Employment by the Employer for "Cause". For purposes of this Agreement the term Cause, when used in connection with the termination of the Employment by the Employer or Aristo, shall mean the Employee's (A) commission of fraudulent or criminal acts; or (B) failure to act exclusively in the worldwide multimedia industry as defined above in paragraph 1(g) on behalf of Employer in breach of this Employment Agreement; or
               (C) acting solely or with others in competition to Employer without Employer's Board of Director's prior written consent. (D) Employee's failure to substantially perform the duties required of him hereunder for a period of three (3) consecutive months or for shorter periods aggregating three (3) months during any six month period. (E) material breach of this Agreement

          (v) the voluntary termination of the Employment by the Employee, other than for "Good Reason". For purposes of this Agreement, the term Good Reason, when used in connection with the voluntary termination of the Employment by the Employee, shall mean the assignment to the Employee of any duties inconsistent with the terms of this Agreement or that could result in an assertion of a breach hereof.

          (vi) The voluntary termination of the Employment by the Employee for Good Reason.

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          (vii)This  Agreement  shall  not  limit  the  right  of the  Board  of
               Director's of Employer to terminate the Employment at any time, whether or not for Cause.

     4.   Payments Upon Termination of Employment

          In the event of the termination of the Employment, either by the Employer or by the Employee, the Employee shall be entitled to receive payments from the Employer as follows:

     (a) Payments in the Event of a Termination Event Described in Paragraphs 3(b)(i)-(v)

          Upon the termination of the Employment as a result of a Termination Event described in Section 3(b) (i) - (v), above, the Employee shall be entitled to any (i) Base Salary, vacation pay and Annual Bonus due and owing at the date of such termination but not yet paid and (ii) amount of Annual Bonus and/or Signing Bonus already due and payable prior to termination pursuant to the terms of Section 2(b) above. The Employee shall not be entitled to any other compensation or payments hereunder after the date of, or otherwise with respect to, such termination of the Employment.

     (b) Payments Upon Termination of Employment as a Result of Events Described in Paragraphs 3(b)(vi) or 3(b)(vii).

          Upon the termination of the Employment as a result of Termination Event described in Section 3(b), (vi) and (vii) above, the Employee shall be entitled to and paid on last date of employment (i) any Base Salary, vacation pay, and Annual Bonus and Signing Bonus due and owing at the date of such termination, but not yet paid, as well as the Base Salary and Signing Bonus that would have been payable to Employee through the expiration of the Initial Employment Term, plus 50% of his annual salary for an additional six (6) months after said Initial Employment Term.


     5.   Ownership of Work Product and Ideas

     (a) During the Employment, any discoveries, inventions, patents, materials, licenses and ideas related to the worldwide multimedia industry (whether or not patentable or copyrightable and whether created and owned by Employee personally or owned by Employer prior or after the execution of this Agreement ) ("Work Product") and all business opportunities

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          introduced to Employee during the Employment Term within the worldwide multimedia industry, as defined in paragraph 1(d) above will be owned by and belong exclusively to Employer, and Employee will have no personal interest in such. Employee will, in such connection, promptly disclose such Work Product and business opportunities to Employer and assign to Employer upon it's Board of Director's request and without additional compensation, all rights to such Work Product and business opportunities. Employee will offer Employer a right of first refusal and last negotiation on all business opportunities in the worldwide multimedia industry which he may now own an interest in.

          The Employee agrees that any process, invention, improvement, discovery, program or system (1) described in a patent application filed by the Employee or any third party which acquired such process, invention, improvement, discovery, program or system from the Employee or (2) disclosed by the Employee to any third party (whether or not for compensation), in either case within 2 years after the termination of the Employment, shall be deemed to be developed during the Employment and belong to Employer unless Employee demonstrates that such process, invention, improvement, discovery, program or system was conceived and developed subsequent to the termination of the Employment, and is not based on information developed by the Employer, or any affiliated company and disclosed to Employee during the Employment.

          It is understood and agreed, however, that all inventions, and ideas, whether or not patentable or copyrightable, owned or developed by Employee prior to May 31, 1995 which are not related to the worldwide multimedia industry, are the sole property and will remain the sole property of Employee and not owned by Employer during and after the employment term.




     6.   Protection of Confidential Information

     (a) Employee acknowledges that during the course of his employment, he will acquire Proprietary Information and Trade Secrets (as hereinafter defined), of Employer and it's potential affiliated companies:
          ("Employer and affiliated companies"). For purposes of this Agreement:

          (i)  "Proprietary  Information"  shall mean all unpublished  materials
               and   information   created,   discovered,   owned  or  otherwise
               controlled by

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               Employer  and  affiliated  companies  relating to the products of
               Employer and affiliated companies, including, but not limited to financial information, data or statements, product research and development, existing and future product plans, designs and schematics, patents, client lists, computer data, documentation, algorithms, processes and know-how (whether or not reduced to writing and whether or not patentable or copyrightable), and business and marketing plans and strategies, pricing policies, cost and profit information, supplier identities, packaging and the like, whether disclosed orally, in writing, or by inspection. Proprietary information shall also include all other materials and information which have been clearly identified by Employer as
               Proprietary   Information,    Trade   Secrets   or   Confidential
               Information. The term "Proprietary Information" shall not include any information which is now generally known or available or which hereafter through no act or failure on the part of Employee becomes generally known or available;

          (ii) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement which is secret and is not generally available to the public, which Employer and affiliated companies may consider confidential, and which gives the one who uses it an advantage over competitors who do not know of or use the Trade Secret. The Trade Secrets may include, without limitation, information relating to programs or products now existing or currently under design or development.

     (b)  Non-Disclosure

          Employee agrees to hold the Proprietary Information and Trade Secrets of which Employee may acquire knowledge hereunder in the strictest confidence unless ordered to disclose same subject to legal proceeding instituted by third parties or as required to fulfill authorized government requirements. Employee further agrees not to disclose any Proprietary Information or Trade Secrets except to the Board of Directors of Employer, employees and consultants of Employer and affiliated companies, if any, who reasonably require the same for the purposes hereof and who are bound by a confidentiality agreement in form and substance.

     (c)  Return of Documents and Materials

          The Employee agrees to use his best efforts to deliver promptly upon the termination of the Employment, and at any other time as the Employer may request, all documents, technology, software, source codes, object codes, hardware (and all copies thereof), in whatever medium, relating to the business of


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          the Employer, or any affiliated company, he possesses or has under his control.

     7.   Covenant Not to Compete and Covenant Not to Solicit

          (a) Employee agrees that during the Employment Terms as such are defined in Paragraph 1 (d) ("Initial Non-Compete Term") he will not compete directly or indirectly with Employer or any of it's affiliated companies within the worldwide multimedia industry; and

          (b) Upon termination of said Employment Terms, provided that such termination occurs because of expiration or because Employee is terminated for cause or voluntarily, as both are defined in Paragraph 3(b)(i)-(v) above, and for two (2) years after such termination, ("Second Non-Compete Term"), Employee will not compete directly or indirectly with Employer or any of it's affiliated companies, within the worldwide multimedia industry; and

          (c) Should Employee be terminated by Employer's Board of Directors other than for cause prior to the expiration of any Employment Term, or Employee leaves for Good Reason as both are defined in paragraphs 3(b)(vi) and(vii), Employee will not compete directly or indirectly with Employer or any of it's affiliated companies for a period of one (1) year from such involuntary termination ("Third Non-Compete Term"); and

          (d) Employee agrees that during any or all of the Non-Compete Terms set forth in this paragraph 7, he will not directly or indirectly, either as a principal, agent, employee, employer, consultant, 5% or more stockholder, partner, or in any other personal representative capacity whatsoever whether through a corporation, partnership, trust, sole proprietorship or any other organization, engage in, or assist any person to engage in, businesses directly or indirectly competitive with Employer and any of it's affiliated companies, nor will he solicit or assist others to solicit or divert any Proprietary Information, Trade Secrets, business or customers from Employer and any of it's affiliated companies, or solicit or divert employees of Employer to terminate his or her employment with Employer and any of it's affiliated companies.

               However, it is understood and agreed that during the Second and Third Non-Compete Terms as defined above, Employee may engage in or induce others, who are not employees of Employer or any of it's affiliated companies, to engage in business opportunities in the multimedia industry offered to Employer or any of it's affiliated companies during the Initial Non-Compete Term, but which Employer or any of it's affiliated companies refused to pursue during such Initial Non-Compete Term. It is also understood and agreed that Employee may during the Second and Third Non-Compete Terms request Leslie Davis to leave her

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               employment with Employer to work with him.

     8.   CONFLICTING AGREEMENTS

          Employee warrants and represents that he has disclosed to Employer any existing or proposed agreements to which Employee is a party that may adversely affect Employee's ability to render his services to Employer hereunder.

     9.   INDEMNIFICATION

          Employee hereby indemnifies and holds harmless Employer and it's affiliated companies, and their directors, officers, agents and employees from and against all claims, demands and causes of action (including without limitation, reasonable attorneys fees, court costs and other liabilities) arising out of or in connection with Employee's breach of his obligations under this Agreement or inaccuracies in his representations or warranties under this Agreement, or any of his activities prior to the execution of this Agreement. Nothing in this section imposes on Employee the obligation to indemnify the Employer or it's affiliated companies with respect to any damages resulting from Employer's or any of it's affiliated companies intentional torts or acts of negligence.



     10.  GENERAL PROVISIONS

     (a) No Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

          (b) Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage pre-paid with return receipt requested, by private courier, prepaid; by facsimile or other telecommunication device capable of transmitting or creating a written record with copy sent by U.S. mail or by personal delivery three days after initial fax transmission; or personally. Mailed notices shall be deemed delivered three days after mailing, properly addressed, return receipt signed. Couriered notices shall be deemed

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               delivered  on the  date  the  courier  warrants  a  delivery  has occurred.  Fax notices shall be deemed  delivered when receipt is
               either   confirmed  by  confirming   transmission   equipment  or
               acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished upon signature of receipt. All notices shall be given to the parties at the addresses first given above unless a party changes his or it's address by giving notice to the other party as provided herein.

          (c) Integration; Amendment. This Agreement constitutes the entire Agreement of the parties relating to the subject matter hereof. There are no terms, conditions or obligations other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements between the parties relating to the subject matter hereof. This Agreement may not be amended except in writing executed by the parties.

          (d) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, all of which shall remain enforceable in accordance with their terms. Should any of the obligations hereunder be found illegal or unenforceable, such obligations shall be enforceable within whatever terms a court of competent jurisdiction shall deem allowable by law. Employee may not assign, sell, subcontract, delegate or otherwise transfer his obligations under this Agreement, without the prior written consent of Employer's Board of Directors, and any attempted assignment or delegation shall be void and without effect.

          (e) Successors. This Agreement shall inure to the benefit of the successors and assigns of the Employer or affiliated companies as if such Agreement had been originally negotiated and entered into by and between Employee and any such successor or assign, provided such assignee undertakes in writing to perform all of Employer's obligations hereunder.

          (f) Governing Law. The parties hereto intend that this Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements wholly negotiated, entered into and performed within the State of New York. The parties hereto each consent to the jurisdictions of the State and Federal courts located in the City and County of New York. Each party agrees that it hereby waives any objection to such jurisdiction as a forum non-conveniens.

          (g) Injunctive Relief. Employee acknowledges that Employer and it's affiliated companies, are new and evolving companies in the worldwide multimedia


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               industry and that  protection of Proprietary  Information,  Trade
               Secrets, and compliance with non-compete covenants provided in Paragraph 7 are important to future prospects for growth and business development of Employer and it's affiliated companies.
               Employee acknowledges that the Employer and it's affiliated companies may not have an adequate remedy at law in the event of any breach or threatened breach by Employee of any provision of Paragraph 6 and 7, and that Employer or it's affiliated companies
               may   suffer   irreparable   damage   and  injury  as  a  result.
               Accordingly, in the event of any such breach or threatened breach, Employee hereby consents to Employer's or it's affiliated companies application for injunctive relief against him by any court of competent jurisdiction without the posting of any bond or security therefor.

          (h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. All exhibits referenced and attached to this Agreement are by this reference incorporated into and made part of this Agreement. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement, and are not relevant to the interpretation of any provision of this Agreement.

          (i) Survival. All rights and obligations shall cease upon termination of this Agreement, except for the rights and obligations set forth in or arising out of paragraphs 6,7, and 10(g), which shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.





By:         /s/ RON BORTA
           ______________________________________
           Ron Borta ("Employee")




           BORTA, INC. ("Employer")


By:        /s/ Shmuel Cohen
           ______________________________________
           Shmuel Cohen
Title:     Chairman








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